Exhibit 99.2

VERTEX HOLDINGS, L.P., FORMERLY VERTEX ENERGY, L.P.
(certain assets, liabilities and operations related to its
black oil division and certain assets, liabilities and operations of the refining and marketing division)

FINANCIAL STATEMENTS

March 31, 2009

VERTEX HOLDINGS, L.P., FORMERLY VERTEX ENERGY, L.P.
(certain assets, liabilities and operations related to its
black oil division and certain assets, liabilities and
operations of the refining and marketing division)

CONTENTS

Page
Financial Statements

Balance sheets	F-2

Statements of operations and changes in partners’ capital	F-3

Statements of cash flows	F-4

Notes to financial statements	F-5 - F-9

VERTEX HOLDINGS, L.P., FORMERLY VERTEX ENERGY, L.P.
(certain assets, liabilities and operations related to its black oil division and certain assets, liabilities and operations of the refining and marketing division)
BALANCE SHEETS

	March 31,	December 31,
	2009	2008
	(unaudited)
ASSETS

Current assets
Cash and cash equivalents	$22,753	$17,616
Accounts receivable, net	583,513	817,232
Accounts receivable – related parties	1,795,996	1,817,228
Due from partnership	140,000	405,219
Inventory	651,933	1,232,904
Prepaid expenses	200,359	270,522
Total current assets	3,394,554	4,560,721

Fixed assets, net	10,449	11,022

Total assets	$3,405,003	$4,571,743

LIABILITIES AND PARTNERS’ CAPITAL

Current liabilities
Accounts payable	$2,497,171	$1,836,340
Accounts payable – related parties	1,479,977	2,676,650
Total current liabilities	3,977,148	4,512,990

PARTNERS’ CAPITAL
Partners’ Capital	(572,145)	58,753

TOTAL LIABILITIES AND PARTNERS’ CAPITAL	$3,405,003	$4,571,743

See accompanying notes to the financial statements

VERTEX HOLDINGS, L.P., FORMERLY VERTEX ENERGY, L.P.
(certain assets, liabilities and operations related to its black oil division and certain assets, liabilities and operations of the refining and marketing division)
STATEMENTS OF OPERATIONS AND CHANGES IN PARTNERS’ CAPITAL
THREE MONTHS ENDED MARCH 31, 2009 AND 2008 (unaudited)

	March 31,	March 31,
	2009	2008

Revenues	$7,709,263	$14,657,919
Revenues – related parties	147,871	5,655
	7,857,134	14,663,574

Cost of revenues	7,838,642	13,705,723

Gross profit	18,492	957,851

Selling, general and administrative expenses	597,999	353,702

Income (loss) from operations	(579,507)	604,149

Net income (loss)	(579,507)	$604,149
Beginning partners’ capital	58,753	1,280,114
Current period distributions	(51,391)	(537,498)
Ending partners’ capital	$(572,145)	$1,346,765

See accompanying notes to the financial statements

VERTEX HOLDINGS, L.P., FORMERLY VERTEX ENERGY, L.P.
(certain assets, liabilities and operations related to its black oil division and certain assets, liabilities and operations of the refining and marketing division)
STATEMENTS OF CASH FLOW
THREE MONTHS ENDED MARCH 31, 2009 AND 2008 (unaudited)

	March 31,	March 31,
	2009	2008

Cash flows operating activities
Net income	$(579,507)	$604,149
Adjustments to reconcile net income (loss) to cash
Provided by operating activities
Depreciation	573	-
Changes in assets and liabilities
Accounts receivable	233,720	(689,251)
Accounts receivable – related parties	21,232	(88,213)
Due from partnership	265,219	-
Inventory	580,971	514,758
Prepaid expenses	70,163	125,777
Accounts payable	660,830	99,081
Accounts payable – related parties	(1,196,673)	(57,774)
Net cash provided (used) by operating activities	56,528	508,527

Cash flows from financing activities
Distributions to limited partners	(51,391)	(537,498)
Net cash provided (used) by financing activities	(51,391)	(537,498)

Net increase (decrease) in cash and cash equivalents	5,137	(28,971)

Cash and cash equivalents at beginning of the year	17,616	52,650

Cash and cash equivalents at end of year	$22,753	$23,679

SUPPLEMENTAL INFORMATION
Cash paid for interest during year	$14,650	$-

See accompanying notes to the financial statements

VERTEX HOLDINGS, L.P., FORMERLY VERTEX ENERGY, L.P.
(certain assets, liabilities and operations related to its black oil division and certain assets, liabilities and operations of the refining and marketing division)
NOTES TO FINANCIAL STATEMENTS

NOTE 1.  BASIS OF PRESENTATION AND NATURE OF OPERATIONS

The accompanying unaudited interim financial statements of Vertex Holdings, L.P., formerly Vertex Energy, L.P. (certain assets, liabilities and operations related to its black oil division and certain assets, liabilities and operations of the refining and marketing division)(“Vertex LP” or the “Company”), have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission (“SEC”), and should be read in conjunction with the audited financial statements and notes thereto contained in the Company’s audited financial statements filed with the SEC within this 8-K.  In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein.  The results of operations for our interim periods are not necessarily indicative of the results to be expected for the full year.  Notes to the financial statements that would substantially duplicate the disclosure contained in the audited financial statements for fiscal 2008, as reported in the Form 8-K, have been omitted.

NOTE 2.  RELATED PARTIES

The Company has numerous transactions with Vertex Holdings, L.P., formerly Vertex Energy, L.P. (also defined herein as the “Partnership”), including the lease of the Partnership’s storage facility, transportation of feedstock to re-refiners and the Company’s storage facility, and delivery from the Company’s re-refinery to end customers.  The pricing under these contracts are with certain wholly-owned subsidiaries of the Partnership and are priced at market, and are reviewed periodically from time to time by the related party transaction committee.  The financial statements included revenues from related parties of $147,871 and $5,655 and inventory purchases from related parties of $998,954 and $2,314,724 for the three months ending March 31, 2009 and 2008, respectively.

NOTE 3.  CONCENTRATIONS, SIGNIFICANT CUSTOMERS AND COMMITMENTS

The Company has concentrated credit risk for cash by maintaining deposits in one bank.  These balances are insured by the Federal Deposit Insurance Corporation up to $250,000.  From time to time during the three months ended March 31, 2009 and 2008, the Company’s cash balances exceeded the federally insured limits.

Financial instruments that potentially subject the Company to credit risk consist primarily of trade receivables.  One large company with various independent divisions represented 75% of the Company’s gross sales and 94% of outstanding trade receivables for the three months ended March 31, 2009. One such company represented 61% of gross sales and 47% of outstanding trade receivables for the three months ending March 31, 2008.

The Company’s revenue, profitability and future rate of growth are substantially dependent on prevailing prices for petroleum-based products. Historically, the energy markets have been very volatile, and there can be no assurance that these prices will not be subject to wide fluctuations in the future. A substantial or extended decline in such prices could have a material adverse effect on the Company’s financial position, results of operations, cash flows and access to capital and on the quantities of petroleum-based product that the Company can economically produce.

The Company has several purchase agreements that require purchases of minimum quantities of the Company’s products.  The agreements generally have one year terms, after which they become month-to-month agreements.  Minimum purchases under these contracts are approximately $10,213,000 and $8,124,000, for 2009 and 2010, respectively.

NOTE 4.  SEGMENT REPORTING

The Company’s reportable segments include the Black Oil and Refining and Marketing divisions.  Segment information for the three months ended March 31, 2009 and 2008, is as follows:

THREE MONTHS ENDED MARCH 31, 2009

	Black Oil	Refining	Total
Revenues	$5,872,774	$1,984,360	$7,857,134

Cost of revenues	5,628,299	2,210,343	7,838,642

Gross Profit (loss)	244,475	(225,983)	18,492

Selling, general and administrative expenses	499,450	98,549	597,999

Income (loss) from operations	(254,975)	(324,532)	(579,507)
Net income (loss)	$(254,975)	$(324,532)	$(579,507)

Total Assets	$2,111,984	$1,293,019	$3,405,003

THREE MONTHS ENDED MARCH 31, 2008

	Black Oil	Refining	Total
Revenues	$11,533,256	$3,130,318	$14,663,574

Cost of revenues	11,032,896	2,672,827	13,705,723

Gross Profit	500,360	457,491	957,851

Selling, general and administrative expenses	235,919	117,783	353,702

Income (loss) from operations	264,441	339,708	604,149
Net income (loss)	$264,441	$339,708	$604,149

Total Assets	$3,704,071	$1,693,948	$5,398,019

NOTE 5.  MERGER AGREEMENT

In May, 2008, Vertex LP, Vertex Energy, Inc., a Nevada Corporation (“Vertex Nevada”), Vertex Merger Sub, LLC.,  and Benjamin P. Cowart, an individual, executed an agreement and plan of merger with World Waste Technologies, Inc., a publicly-traded California corporation.  Pursuant to the terms of the agreement, the Partnership will transfer certain business operations to a merger corporation. The merger closed on April 16, 2009. See Note 6.

NOTE 6. SUBSEQUENT EVENTS

At a special meeting of World Waste’s stockholders held on March 6, 2009, the holders of a majority of the outstanding shares of each of World Waste’s common stock, Series A preferred stock and Series B preferred stock, adopted the Merger Agreement among World Waste, Vertex LP, Vertex Nevada, Vertex Merger Sub, LLC, a California limited liability company and wholly-owned subsidiary of Vertex Nevada, and Benjamin P. Cowart, as agent for the stockholders of Vertex Nevada.  The merger closed on April 16, 2009.

In connection with the merger agreement, Vertex Nevada assumed the Partnership’s operations in connection with the fulfillment of a certain relationship with a major customer and assumed the operations of the Partnership’s refining and marketing division.  The presented historical assets of Vertex LP will remain the property of the Partnership following the merger.  Accordingly, no assets of the Partnership were transferred to the merger corporation.  Although subsidiaries controlled by the Partnership were not transferred, the new merger corporation will have the right to acquire these subsidiaries under certain circumstances specified in the merger agreement.  Certain shareholders of Vertex Nevada received cash proceeds of $4.4 million as part of the merger.

Upon consummation of the merger, World Waste merged into Vertex Merger Sub, LLC, a wholly-owned subsidiary of Vertex Nevada, and Vertex Nevada succeeded to World Waste’s reporting obligations under the Securities Exchange Act of 1934, as amended.

As a result of the merger, each outstanding share of World Waste’s common stock was exchanged for 0.10 share of common stock, par value $0.001 per share, of Vertex Nevada, each share of the World Waste’s Series A preferred stock outstanding was exchanged for 0.4062 shares of Vertex Nevada Series A preferred stock, par value $0.001 per share, and each outstanding share of World Waste’s Series B preferred stock was exchanged for 11.651 shares of Vertex Nevada’s Series A preferred stock.  Each option and warrant to acquire a share of World Waste’s common stock was to be exchanged for options and warrants to acquire common stock of Vertex Nevada at the same conversion rate as the common stock (the “Merger”).  As a result of the foregoing, the total number of shares of Vertex Nevada common stock outstanding immediately following the Merger, once issued, was 8,261,659 shares. The total number of Vertex Nevada’s Series A preferred immediately following the merger was 4,726,442.

Vertex Nevada assumed warrants to purchase approximately 94,084 shares of its common stock, each at a nominal exercise price and warrants to purchase an aggregate of 542,916 shares of common stock with exercise prices ranging from between $10.00 and $27.50 per share and options to purchase 618,800 shares of common stock with exercise prices ranging from between $1.55 to $37.00 per share in connection with the Merger.  Vertex Nevada also granted warrants to purchase an aggregate of 774,478 shares of Vertex Nevada’s common stock to the partners of Vertex LP, which warrants had various exercise prices ranging from $1.55 to $37.00 per share, and had various expiration dates from between April 28, 2010 and February 26, 2018, and which warrants represented 40% of the total outstanding warrants and options of World Waste (not taking into account the warrants with a nominal exercise price, as described above) on the effective date of the Merger.

As a result of the Merger, the counterparties to the Merger transaction became the holders of approximately 42% of Vertex Nevada’s outstanding voting securities. Benjamin P. Cowart who owns 39% of Vertex Nevada’s outstanding shares, entered into voting agreements with other shareholders whereby he controlled approximately 58% of the Vertex Nevada voting common stock as to the vote of four of Vertex Nevada’s five Directors for three years.  Due to the closing of the transaction subsequent to March 31, 2009, the financial results of World Waste are not reflected in the accompanying financial statements.

The Merger was accounted for as a reverse acquisition of World Waste pursuant to which Vertex Nevada is considered to be the accounting acquirer. In the merger, the shareholders of World Waste exchanged 100% of their shares for approximately 42% of the total capital stock of Vertex Nevada. Vertex Nevada is the continuing entity for financial reporting purposes. Accordingly, the reverse merger was accounted for as a recapitalization of Vertex Nevada.

NOTE 6. SUBSEQUENT EVENTS (CONTINUED)

In connection with the close of the merger in April 2009, World Waste delivered to certain of Vertex Nevada’s existing stockholders a total of $3.4 million in cash, which in addition to the $1 million loan made in February 2009, totaled $4.4 million in consideration.  World Waste also transferred approximately $2.2 million of cash to Vertex Nevada and Vertex Nevada will assume up to $1.6 million of Vertex LP’s indebtedness as well as other specified ongoing business obligations.  Therefore, as a result of the merger, the combined entity had cash on hand of approximately $2 million.  Vertex Nevada has secured a line of credit in the amount of up to $3.5 million (which amount shall in no event be more than 80% of certain accounts held by Vertex Nevada and 50% of the total amount of Vertex Nevada’s inventory, as otherwise described in the Letter Agreement), in connection with its entry into a Letter Loan Agreement (the “Letter Agreement”) and a Revolving Line of Credit (the “Line of Credit”) with Regions Bank (“Regions”) which is expected to be used for feedstock purchases and general corporate purposes.  The Line of Credit bears interest at LIBOR rate plus 4% per annum, subject to a minimum of 5% per annum, adjusted monthly, and which is due on May 25, 2010.  The Letter Agreement also provided for a $1.6 million loan, which Vertex Nevada has not borrowed against to date (the “Letter Loan”) and a $500,000 equipment guidance line, which Vertex Nevada has not utilized to date.  The Letter Loan would be due on May 25, 2010, and accrue interest at the rate of the greater of 5% or the LIBOR rate plus 1.5% per annum, adjusted monthly.  The Line of Credit (and the Letter Loan and equipment guidance line, should Vertex Nevada choose to draw on such loans) are secured by a Security Agreement, which gives Regions a security interest in substantially all of Vertex Nevada’s assets.  The Line of Credit also provided that Vertex Nevada would pay Regions an aggregate of $17,500 in borrowing fees, and would pay Regions a fee equal to the unused amount of the Line of Credit multiplied by 0.35%, accruing daily and payable at the end of each calendar quarter.  The Line of Credit also requires that Vertex Nevada meet and comply with certain liabilities to assets ratios and lending ratios described in greater detail in the Line of Credit, as well as certain other affirmative and negative covenants, the breach of which trigger a default of the Line of Credit.

World Waste’s stock was quoted on the OTC Bulletin Board under the symbol “WDWT.OB”, until May 4, 2009, when Vertex Nevada’s common stock symbol became listed under “VTRN.OB” as a result of the Merger.  Additionally, effective May 4, 2009, Vertex Nevada’s common stock was effectively reversed in a ratio of one for ten (1:10) as a result of the exchange ratios set forth in the Merger Agreement.

On or around May 5, 2009, Vertex Nevada entered into an agreement with a third party to supply the third party with a re-refined cutterstock product.  Vertex Nevada has not yet begun supplying feedstock under the agreement, which calls for commencement of deliveries on or before July 30, 2009.  Pursuant to the terms of the agreement, Vertex Nevada agreed to supply 800 to 2500 barrels of finished product per day to the third party in consideration of payment to be made to Vertex Nevada.  Vertex Nevada anticipates supplying feedstock pursuant to the terms of the agreement provided that its Vertex Thermo-Chemical re-refining process is operational at that time.  Commissioning and restarting the Vertex Thermo-Chemical process will require additional investment in engineering and equipment related to the process and while Vertex Nevada intends to meet the timelines and specifications defined in the agreement, no assurance can be provided that it will be able to do so.

Vertex Nevada has been in the process of negotiating a new agreement in connection with its recovered oil supply agreement with Omega Refining, LLC (“Omega”), while still operating under the terms of its prior contract, which expired on September 30, 2008.  Vertex Nevada  has been working with Omega to establish a supply relationship based on “spot market” pricing and volumes, and for future transactions, price and volume will be variable and negotiated based on the market prices at that time.  To date, Vertex Nevada has not been able to agree to an arrangement that is acceptable to the Company and on or about May 4, 2009 Vertex Nevada concluded that Omega had no intention to continue operations pursuant to the terms of the previously expired agreement.

NOTE 6. SUBSEQUENT EVENTS (CONTINUED)

The possible “spot market” relationship with Omega may encompass the supply of recovered oil during May or June 2009, and then may provide monthly “spot contracts” for the purchase of recovered oil on a moving forward basis.  This proposed agreement would be a change from its prior relationship which held us to a “performance margin”, to a relationship in which we are able to participate in the market spreads that can be gained based on how we buy and sell its product.  However, instead of maintaining consistent revenues from its relationship with Omega, as we did under the terms of the prior agreement, any revenues we generate from a new “spot market” relationship will be subject to Omega’s actual monthly need for recovered oil and the market rates and spreads associated with such recovered oil.

Vertex Nevada has not however entered into any definitive agreement with Omega.  Prior to the termination by Omega of its original working relationship, described above, substantially all of its Black Oil revenues were generated through its relationship with Omega.  As a result, its revenues and results of operations could be adversely affected as a result of the termination of its previous working arrangement with Omega, even in the event Vertex Nevada enters into a “spot market” relationship with Omega following the date of this report.  Vertex Nevada is also actively working to establish arrangements with other potential customers of its products such as blenders and burners of Black Oil.